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                        14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

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                       West Pharmaceuticasl Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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



                                 [LOGO OMITTED]




                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 30, 2002

                             ----------------------



Dear Shareholder,

     The 2002 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341, on Tuesday, April 30, 2002, at 9:30 AM, to consider and take action on the following:

     1. Election of three Class III directors: Tenley E. Albright, John W. Conway and Donald E. Morel, Jr., each for a term of three years;

     2. Approval of an amendment to the 1998 Key Employee Incentive Compensation Plan;

     3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2002; and

     4.   Any other matters that properly come before the meeting.

     Your Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

     Only shareholders of record at the close of business, Thursday, March 21, 2002, are entitled to notice of and to vote at the meeting or any postponement or adjournment.

     Please date, sign and return the enclosed proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                                         By Order of the Board of Directors,



                                         JOHN R. GAILEY III
                                         Secretary

March 28, 2002

                                 PROXY STATEMENT


                      GENERAL INFORMATION ABOUT THE MEETING


     We, the Board of Directors of West Pharmaceutical Services, Inc., invite you to submit the enclosed proxy for use at the Company's 2002 Annual Meeting of Shareholders. The meeting will be held on Tuesday, April 30, 2002, at 9:30 AM, at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341. The proxy and this proxy statement are being mailed on or about March 28, 2002.

     At the Annual Meeting, shareholders will act on the matters outlined in the accompanying notice of meeting. A quorum is necessary to take action at the meeting. A quorum means that shareholders of record holding at least a majority of the outstanding shares are present, either in person or represented by proxy. As of the record date, 14,428,649 shares of common stock were outstanding.

     You may vote at the meeting, or any postponement or adjournment of the meeting, only if you were a record owner of the Company's common stock, par value $.25 per share, at the close of business on the record date, March 21, 2002. You are entitled to one vote for each share owned. If you complete and properly sign the accompanying proxy vote card and return it to the Company, it will be voted as you direct. A pre-addressed envelope is enclosed for your convenience. If you return your signed proxy card without indicating any voting instructions, the proxy holders will vote your shares according to our recommendations, which are to vote "FOR" each of the three proposals listed in the accompanying notice of meeting.

     If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If you have shares held in "street name" and you wish to vote those shares at the meeting, you will need to obtain a proxy from the institution that holds those shares. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Company's Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

     Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast at the meeting. Votes withheld from director nominees, abstentions and broker non-votes (i.e., shares held in street name that cannot be voted by a broker on specific matters without instructions from the beneficial owner) will be counted in determining the presence of a quorum, but are not considered to be "votes," and therefore will have no effect on the outcome of the vote.

     The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Officers and other Company employees may also contact you about submitting your proxy through the mails, or by personal conversations, telephone, facsimile or electronic means.


                       PROPOSAL #1: ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes. Each year, the directors in one class are elected to serve a three-year term. We may increase or decrease the size of the Board, elect directors to fill vacancies on the Board and assign directors to a class. Last year, we decreased the size of the Board to 10 directors from 11 directors following the death of Director J. Roffe Wike, II. In March 2002, Director Monroe E. Trout retired from the Board, and Donald E. Morel, Jr., the Company's President and Chief Operating Officer, was elected to fill the vacancy. Dr. Morel was assigned to Class III.

     We have nominated Tenley E. Albright, John W. Conway, and Donald E. Morel, Jr. for election as Class III directors at the 2002 Annual Meeting. The nominees are incumbent directors, have agreed to be named and to serve if elected. If any nominee becomes unavailable, which we do not expect, the Board's Nominating and Corporate Governance Committee will recommend to us a replacement nominee. We may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.


-------------------------------------------------------------------------------

                CLASS III NOMINEES FOR TERMS TO EXPIRE IN 2005

-------------------------------------------------------------------------------

TENLEY E. ALBRIGHT,  Dr.  Albright, age 66,is a physician and surgeon. She
M.D.                 is Chairman of Western Resources, Inc. and a member of
Director since 1993  the Corporation of the New England Baptist Hospital and
                     Woods Hole Oceanographic Institution. She is a director of State Street Bank and Trust Company, State Street
                     Boston Corporation, Whitehead Institute for Biomedical
                     Research and the Massachusetts Society for Medical
                     Research. She is Chairman of the Alumni Fund, Harvard
                     Medical School.

JOHN W. CONWAY       Mr. Conway, age 56, has been a director since 1997, and
Director since 1997  Chief Executive Officer and Chairman of the Board since
                     January 2001, of Crown, Cork & Seal Company, Inc., a
                     supplier of packaging products. He was its President
                     and Chief Operating Officer from 1998 to January 2001
                     and, prior to that time, its Executive Vice President.
DONALD E. MOREL,
JR., PH.D.           Dr. Morel,  age 44, has been President and Chief
Director since 2002  Operating Officer of the Company since May 2001. He was the Company's Division President, Drug Delivery Systems from October 1999 to May 2001, Group President from
                     April 1998 to October 1999 and, prior thereto, Vice
                     President, Scientific Services.

                     WE RECOMMEND THAT YOU VOTE FOR THESE NOMINEES.


-------------------------------------------------------------------------------

                 CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

-------------------------------------------------------------------------------

WILLIAM G. LITTLE    Mr. Little, age 59, is Chief Executive Officer and
Director since 1991  Chairman of the Board of the Company. He was also the
                     Company's President from 1991 to 1998. Mr. Little is a director of Fox Chase Cancer Center and Cytyc
                     Corporation.

WILLIAM H. LONGFIELD Mr. Longfield, age 63, is Chief Executive Officer and Director since 1995 Chairman of the Board of C. R. Bard, Inc., a medical device manufacturer. He is a director of Manor Care, Inc., AdvaMed (Advanced Medical Technology Association) and Horizon Health Corporation. He is a trustee of Atlantic Health System and the Health Care Institute of New Jersey.

ANTHONY WELTERS      Mr.  Welters, age 47, is Chairman, President and Chief
Director since 1997  Executive Officer of AmeriChoice Corporation, a managed health-care services holding company, and its predecessor companies. Mr. Welters is a director of C.
                     C. R. Bard, Inc., Health Care Leadership Council, New York
                     University School of Law, the National Board of the
                     Smithsonian Institution and Vice Chair of  Morehouse
                     School of Medicine.

-------------------------------------------------------------------------------

                CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2004

-------------------------------------------------------------------------------

GEORGE W. EBRIGHT    Mr. Ebright, age 63, is the retired Chairman of the
Director since 1992  Board and Chief Executive Officer of Cytogen Corp., a
                     biotechnology pharmaceutical company. He is a director of Nabi and Arrow International Incorporated.

L. ROBERT JOHNSON    Mr. Johnson, age 60, is Managing General Partner of
Director since 1989  Founders Capital  Partners, L.P., a venture capital partnership. He is a director of Indigo Systems Corp.
                     and Chairman of the Board of RSVP Information Inc. Mr.
                     Johnson is a member of the Corporation of the Massachusetts Institute of Technology and a trustee of the Scholarship Foundation of Santa Barbara.

JOHN P. NEAFSEY      Mr. Neafsey, age 62,is President of JN Associates, an
Director since 1987  investment consulting firm. He is Chairman of the Board of  Alliance Resources, LP, a director of Longhorn
                     Partners Pipeline Company and  Provident Mutual Life
                     Insurance Company of Philadelphia and an Advisory
                     Director of the Beacon Energy Funds. Mr. Neafsey is a trustee emeritus and presidential counselor of Cornell
                     University and an overseer of Weill/Cornell Medical
                     College.

GEOFFREY F. WORDEN   Mr. Worden, age 62, is President of South Street
Director since 1993  Capital, Inc., an investment company. Mr. Worden is a director of Princess House, Inc. and the New York City
                     Outward Bound Center. He is a trustee of Outward Bound
                     USA.


                      PROPOSAL #2: AMENDMENT OF THE 1998 KEY EMPLOYEE
                                INCENTIVE COMPENSATION PLAN

INTRODUCTION

     In March 1998, we adopted the 1998 Key Employee Incentive Compensation Plan (the "Plan"), which authorized the delivery of up to 1,500,000 shares of the Company's common stock in connection with awards and the exercise of stock options granted under the Plan. The Plan was approved by shareholders at the 1998 annual meeting of shareholders. As of the record date, stock options covering a total of 1,468,000 shares have been granted under the Plan.

     On March 9, 2002, we approved an amendment to the Plan, subject to shareholder approval, which increases by 400,000 the maximum number of shares available for delivery to Plan participants. We anticipate that this number of additional shares will be sufficient to continue providing appropriate incentives to Plan participants over the next 12 months. At that time, we will consider further amending the plan to allow for additional shares or adoption of a new incentive plan.

MATERIAL FEATURES OF THE PLAN

     Administration. The Plan is administered by the Board's Compensation Committee, which has authority to make all determinations necessary or advisable for the administration of the Plan. The Compensation Committee is composed of three directors, each of whom is considered a "non-employee" director as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and also an "outside director" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Eligibility and Participation. Any employee of the Company or a subsidiary of the Company providing key services is eligible to participate in the Plan. Participation is limited to those officers and key employees of the Company who, in the opinion of the Compensation Committee, are in positions in which their decisions, actions and counsel significantly affect the Company's growth and financial success. The Compensation Committee determines, from among the eligible employees, those persons to whom awards will be made, the type of award, the amount, size and terms of each award and the time when awards will be granted. Directors of the Company who are not also employees or officers of the Company or a subsidiary are not eligible to participate in the Plan. A total of 89 employees were granted stock options or other awards under the Plan this year, and we expect that approximately the same number of employees will be eligible to receive awards under the Plan next year.

     Awards and Grants Under the Plan. A variety of incentive compensation using the Company's common stock may be awarded to participants under the Plan. These awards are stock options (both non-qualified stock options and incentive stock options (ISOs) under section 422A of the Code), stock appreciation rights (SARs) and grants of shares of common stock or of a right to receive shares (or their cash equivalent) in the future, including any combination of the above.

     Stock Options. The Compensation Committee determines the number of shares to be covered by each stock option grant, the option price, the term of the option, the period of time for options to vest after grant, and other option terms and limitations consistent with the Plan document. Optionees may pay the exercise price in cash or by tendering shares having a fair market value at time of exercise equal to the option price, or in a combination of cash and stock. A participant may also pay the exercise price by authorizing a third party to sell shares acquired upon exercise and remit a sufficient portion of the sale proceeds to pay the exercise price and any tax withholding. The Committee may allow for transferability of non-qualified stock options by a participant to immediate family members.

     Stock Appreciation Rights. The Plan permits the Committee to grant SARs in connection with any stock options. These rights enable a participant to surrender an option and to receive cash or common stock, as determined by the Committee, equal to the difference between the option price and the fair market value of the common stock on the date of surrender. No SARs have been granted under the Plan.

     Other Stock Awards. The Committee may grant stock awards consisting of shares of common stock or a right to receive shares (or their cash equivalent or a combination of both) in the future. Each stock award is subject to such conditions, restrictions and contingencies as the Committee may determine.

     Certain Limitations and Restrictions. The Plan imposes certain restrictions and limitations on grants and awards under the Plan. No stock option may have an exercise price less than the fair market value of the Company's common stock on the date of grant, and no option may have a term longer than 10 years. No person may receive stock options (or SARs) covering more than 200,000 shares under the Plan in any calendar year, and no person may receive stock awards in any performance period with a fair market value at the time of grant in excess of $300,000. In addition, all stock options and stock awards include a provision that calls for a forfeiture of the awards in the event a participant engages in conduct deemed to be harmful to, or not in the best interest of, the Company.

SHARES ELIGIBLE FOR DELIVERY UNDER THE PLAN

     A maximum of 1,500,000 shares of common stock may be delivered under the Plan, which may be unauthorized and unissued shares or treasury shares. Shares that are forfeited and shares that are not delivered because the award is canceled are not considered "delivered" for purposes of determining this maximum. The maximum amount may be adjusted in the event of a corporate transaction involving the Company such as a stock dividend or distribution, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares.

     If the amendment is approved by shareholders, the maximum would be 1,900,000 shares. The closing price of the Company's common stock as reported on the New York Stock Exchange Composite Transactions Listing on March 21, 2002 was $29.00 per share.

TERM; TERMINATION AND AMENDMENTS

     The Plan has no specific expiration date, but no award may be granted more than ten years after the date of adoption (i.e., March 10, 1998). We may amend the Plan at any time, except that no increase in the maximum number of shares or a change in the class of eligible employees may be made without shareholder approval. No termination, amendment or modification of the Plan may, without the consent of a participant, affect a participant's rights under an award previously granted.

NEW PLAN BENEFITS - 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

     The following table and footnotes show, for each person named in the Summary Compensation Table, all current executive officers as a group and all employees, including officers who are not executive officers, as a group: (i) the number and dollar value of stock awards (restricted and non-restricted) awarded with respect to 2001 performance; (ii) the total number of shares subject to outstanding stock options; and (iii) the total number of shares subject to stock options granted in 2001.


  ----------------------------------------------------------------------------------------------------------------

                                                                                     Number of Shares Underlying
                               2001 Bonus Shares (1)    2001 Restricted Shares (1)    Outstanding Stock Options
                               ----------------------   --------------------------   -----------------------------
                                Dollar      Number of       Dollar   Number of     Total Awarded  Total Awarded
   Name and Position           Value($)      Shares        Value($)   Shares         Under Plan       in 2001
  ----------------------------------------------------------------------------------------------------------------
William G. Little               75,012        2,602         18,765       421          260,000          75,000
  Chairman and
  Chief Executive Officer

Donald E. Morel, Jr.            27,094          939          6,774       235          140,000          40,000
  President and
  Chief Operating Officer

Steven A. Ellers                20,156          699          5,044       175           95,000          35,000
  Executive Vice President

Herbert L. Hugill               12,150          421          3,055       106           57,000          20,000
  President of the Americas,
  Pharmaceutical Systems

John R. Gailey III              11,516          399          2,883       100           32,000           8,000
  Vice President, General
  Counsel and Secretary

All executive officers         186,716        6,477         46,781     1,623          756,000         262,000
as a group (10 persons)

All employees                  425,612       14,765        157,440     3,839        1,468,000         421,500



--------------
(1) Represents the Bonus shares and restricted shares awarded in March 2002 for 2001 performance. The dollar value is calculated by multiplying the number of shares awarded by the fair market value of the Company's common stock on the award date ($28.83). Restricted shares vest over four years and are forfeited if the associated bonus shares are sold or transferred prior to the vesting date.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     To date, the Compensation Committee has granted only non-qualified stock options under the Plan. The exercise of a non-qualified stock option would result in ordinary income for the option holder and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Upon the sale of stock acquired through exercise of a non-qualified stock option, the gain (measured by the difference between the sale price and the amount included in income upon exercise of the option plus the option price) would be short-term or long-term capital gain. At the time of a subsequent sale of any shares obtained upon the exercise of an option, any gain or loss would be a capital gain or loss to the option holder.

        WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE
                 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN.


       PROPOSAL #3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon recommendation of the Audit Committee, we reappointed PricewaterhouseCoopers LLP as independent accountants for the Company in 2002, subject to ratification by shareholders. If the appointment is not ratified, we will consider the appointment of other auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions from shareholders.

       WE RECOMMEND THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
         PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2002.


                        PRINCIPAL OWNERS OF COMPANY STOCK

     The following table and footnotes contain information about persons who beneficially own more than 5% of the issued and outstanding common stock. Except as indicated below, the beneficial owners have sole voting and investment power over the shares shown opposite their names. This table was compiled from Company records and Securities and Exchange Commission share-ownership reports. The amount of shares beneficially owned is as of December 31, 2001.


------------------------------------------------------------------------------
                                                Amount and             Percent
Name and Address of                        Nature of Beneficial          Of
Beneficial Owner                                Ownership              Class
------------------------------------------------------------------------------


Aim Funds Management, Inc. ..................   811,300(1)              5.44%
  5140 Yonge Street, Suite 900
  Toronto, Ontario  M2N 6X7

Franklin Advisory Services, LLC ............. 1,234,600(2)               8.6%
  One Parker Plaza, Sixteenth Floor
  Fort Lee, NJ  07024

Private Capital Management
Bruce S. Sherman
Gregg J. Powers ............................. 1,575,400(3)             10.98%
  8889 Pelican Bay Blvd.
  Naples, FL  34108

Wachovia Corporation ........................ 1,319,795(4)              9.20%
  One First Union Center
  Charlotte, North Carolina 28288-0133

------------
(1) Based upon information set forth in a Schedule 13G/A filing made by Aims Fund Management, Inc. dated January 30, 2001. The reporting person has shared voting power with respect to all of the shares beneficially owned.

(2) Based upon information set forth in a Schedule 13G filing made by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC dated February 12, 2002. Represents shares beneficially owned by one or more open or closed-end investment companies or other managed accounts, which are advised by direct and indirect investment advisory subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. are principal owners of FRI, and they, along with FRI and each of FRI's advisory subsidiaries, disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule. They disclaim the existence of a group.

(3) Based upon information set forth in a Schedule 13G filing made by Private Capital Management, Inc. ("PCM"), Bruce S. Sherman and Gregg J. Powers dated February 15, 2002. The reporting persons share voting and investment power with respect to all of the shares owned. Mr. Sherman is Chairman of PCM and Mr. Powers is President of PCM. They disclaim beneficial ownership of shares held by PCM's clients and disclaim the existence of a group.

(4) Based upon information set forth in a Schedule 13G filing made by Wachovia Corporation dated February 13, 2002. Includes (i) sole voting power with respect to 1,118,195 shares, (ii) sole investment power with respect to 625,994 shares and (iii) shared investment power with respect to 524,950 shares.

INFORMATION ABOUT THE BOARD AND BOARD COMMITTEES

BOARD OF DIRECTORS

     We have designated directors who are independent of management as "independent directors." All of the directors, except for the Company's Chief Executive Officer William G. Little and Chief Operating Officer Donald E. Morel, Jr., are independent directors. The independent directors' primary duties are to evaluate the performance of the Company's Chief Executive Officer, to assure that he has appropriate leadership succession plans and to review and monitor achievement of his long-range strategic plans for the Company. One independent director is designated as "Chairman, Independent Directors." The Chairman, Independent Directors confers with the CEO on the Board's agenda items and information requirements. He also calls meetings of the independent directors. William H. Longfield is the current Chairman, Independent Directors. In 2001, the Board met nine times, and the Independent Directors held one meeting.


BOARD COMMITTEES

     The Board has four standing committees: Audit, Compensation, Finance and Nominating and Corporate Governance. Last year, the Audit and the Compensation Committees each met four times, and the Finance and the Nominating and Corporate Governance Committees each met three times.


     The Audit Committee assists us in fulfilling our oversight responsibilities by monitoring: (1) the integrity of the financial statements of the Company; (2) the system of internal control, audit process and the process of compliance with legal and regulatory requirements as they relate to the Company's financial statements; and (3) the independence and performance of the Company's internal and external auditors. We have determined in our business judgment that the directors who serve on the Audit Committee are all "independent" as defined in the listing standards of the New York Stock Exchange. The Committee has adopted a written charter. Directors Worden (Chairman), Albright, Conway and Ebright serve on the Audit Committee.

     The Compensation Committee establishes the base salaries of, and approves all other compensation and benefits made available to, the Company's corporate officers. This Committee also establishes and administers stock and cash incentive compensation plans for senior management, submitting such plans to us for approval as required by applicable regulations. Directors Welters (Chairman), Longfield and Neafsey serve on the Compensation Committee.


     The Finance Committee serves as our liaison with management on important financial transactions and financial-policy matters. This Committee consults with and advises management on financial strategies, policies and procedures, acquisitions, divestitures, capital-expenditure requests and similar matters. This Committee also monitors the performance of the Company's savings and retirement plan investment committee. The Finance Committee makes recommendations on these matters to us. Directors Neafsey (Chairman), Conway, Ebright and Johnson serve on the Finance Committee.


     The Nominating and Corporate Governance Committee evaluates and makes recommendations on director and officer nominees and appointments to board committees. After review by the independent directors, this Committee formally recommends to us a successor to the Chief Executive Officer. This Committee also reviews the Company's legal compliance policies and programs periodically with the Company's General Counsel. Directors Longfield (Chairman) and Worden serve on the Nominating and Corporate Governance Committee.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership of common stock of each director, each executive officer named in the Summary Compensation Table on page 10 and all directors and executive officers as a group. The amounts include shares of common stock beneficially owned by the individuals, shares underlying stock options and shares held under the Company's incentive-compensation plans, Savings Plan and Non-Qualified Deferred Compensation Plan for Designated Executive Officers (the "Officer Deferred Compensation Plan"). Also included are stock-equivalents held by directors in accounts under the Non-Qualified Deferred Compensation Plan for Outside Directors (the "Director Deferred Compensation Plan"). Each stock-equivalent represents a right to receive, on termination of board service, cash equal to the fair market value of a share of the Company's common stock at that time.

     All directors and officers as a group beneficially own less than 1% of the outstanding shares of common stock. Shares underlying stock options exercisable within 60 days after March 15, 2002 are treated as beneficially owned by the individual and as outstanding when computing the percentages owned by the individual and group. The table reflects shares held in participant accounts under the Savings Plan and Officer Deferred Compensation Plan as of December 31, 2001. All other information is as of March 15, 2002. The table is compiled from information provided by the individuals and from Company records.

--------------------------------------------------------------------------------
                       Shares Owned     Right to Acquire      Stock-Equivalent
     Name              Directly and     Ownership Under     Units Under Director
                     Indirectly(1)(2) Options Exercisable  Deferred Compensation
                                         Within 60 Days            Plan
--------------------------------------------------------------------------------
Tenley E. Albright        1,681              7,500                 3,886
John W. Conway              800              6,000                 1,594
George W. Ebright         2,928              7,500                 4,490
Steven A. Ellers         13,541            105,000                    --
John R. Gailey III       10,019             44,800                    --
Herbert L. Hugill        10,777             39,000                    --
L. Robert Johnson         7,500              7,500                 5,732
William G. Little        65,772            401,000                    --
William H. Longfield      1,000              7,500                11,641
Donald E. Morel, Jr.     10,433            120,061                    --
John P. Neafsey           5,966              7,500                15,545
Anthony Welters             300              7,500                 1,626
Geoffrey F. Worden        3,762              7,500                 9,019

All directors and
executive officers
as a group (18
persons)                173,801            934,061                53,533


--------------
(1) These amounts include restricted shares awarded under the Company's Management Incentive Bonus Plan, as follows: Mr. Little -- 1,497 shares; Dr. Morel -- 499 shares; Mr. Hugill -- 106 shares; Mr. Ellers -- 470 shares; Mr. Gailey -- 299 shares; and all directors and executive officers as a group -- 3,754 shares. The holders of restricted shares have voting power over the shares. The restricted shares are subject to transfer and forfeiture restrictions.

(2) These amounts also include shares held in participant accounts under the Company's Savings Plan and Officer Deferred Compensation Plan, respectively, as follows: Mr. Little -- 989 and 1,217 shares, respectively; Mr. Ellers -- 1,201 and 573 shares, respectively; Dr. Morel -- 332 and 578 shares, respectively; Mr. Hugill -- -0- and 249 shares, respectively; Mr. Gailey -- 84 and 368 shares, respectively; and all directors and officers as a group -- 7,145 and 3,778 shares, respectively. Plan participants have voting power over the shares held in their accounts. These shares vest over the first five years of employment with the Company.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules, the Company's directors and officers must file initial reports of their beneficial ownership of the Company's common stock and subsequent changes to that ownership. In 2001, all of the Company's directors and officers filed timely reports, except that George W. Ebright reported the exercise of a stock option four days after the due date.




             COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS


     Each independent director receives an annual retainer of $20,000. The chairman of each board committee and the Chairman, Independent Directors also receive an annual retainer of $3,500. Independent directors receive meeting fees of $1,500 for each board and independent-director meeting and $1,000 for each committee meeting attended. Each independent director also receives an annual grant of 600 "stock-equivalents," which parallel the performance of the Company's common stock. When dividends are paid on common stock, additional stock-equivalents are credited to each director's account as if those dividends were used to purchase additional shares.

     Directors may defer all or any part of their director fees under the Director Deferred Compensation Plan. Deferred fees may be credited to an interest-bearing account or a stock-equivalents account. The Board terminated its retirement plan for non-employee directors in 1999. Retirement benefits accrued as of the termination date were converted into stock-equivalents and credited to each director's account under the Directors Deferred Compensation Plan. The number of stock-equivalents credited was determined by reference to the fair market value of the Company's common stock at that time.

     In May 1999, each non-employee director received an option to purchase 4,500 shares under the 1999 Non-Qualified Stock Option Plan for Non-Employee Directors. The option has an exercise price equal to the fair market value of the Company's common stock on the date of grant and vests in three annual installments of 1,500 shares. The Plan provides for another 4,500-share option grant in 2002.

EMPLOYMENT AND OTHER AGREEMENTS WITH EXECUTIVES

     Mr. Little has an employment agreement with the Company under which he serves as Chief Executive Officer. His base annual salary is determined by Company compensation-review policies. The agreement also entitles him to participate in the Company's annual and long-term incentive plans. The Company may terminate his employment by giving two years' prior notice or earlier for cause, or due to disability or death.

     The Company has entered into agreements with each of the named executive officers that provide benefits if their employment is terminated following a change in control of the Company. These agreements are designed to assist the Company in attracting and retaining highly qualified executives and to help ensure that, if the Company is faced with an unsolicited tender offer proposal, its executives will continue to manage the Company without being unduly distracted by the uncertainties of their personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

     Each executive is entitled to receive severance compensation under his agreement if, within two years following a change in control of the Company, he resigns following a constructive termination of his employment or his employment is terminated by the Company other than by reason of death, disability, willful misconduct or normal retirement. The agreement also permits the executive to receive severance upon a voluntary resignation taken during a one-time, 30-day period beginning 12 months from the change in control. The severance compensation includes the immediate vesting of the executive's interest, if any, in the Company's employee-benefit plans, continuing salary and bonus payments at the level prior to termination and continuation of certain health and welfare benefits for up to three years following termination. Each agreement prohibits the executive from being employed by any competitor of the Company or competing with the Company in any part of the United States (any market or territory, in the case of Mr. Little and Dr. Morel) for up to one year following employment termination for any reason. The payment of severance compensation is not conditioned upon the executive seeking other employment and is not subject to reduction if the executive secures other employment consistent with the agreement.

     A "change in control" under the agreements is defined generally as any such event that requires a report to the Securities and Exchange Commission, but includes any acquisition or other transaction that results in a change in ownership of more than 50% of the Company's stock or a change in the majority of the Board over a two-year period that is not approved by at least two-thirds of the directors.

SUMMARY COMPENSATION TABLE

     The following table contains information on compensation paid to Mr. Little and the four other most highly compensated executive officers of the Company.


--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Long-Term
                                       Annual Compensation                         Compensation Awards
                                       -------------------                         -------------------
                                                                 Other         Restricted      Securities
Name and Principal                     Salary       Bonus       Annual           Stock         Underlying          All Other
Position                     Year      ($)(1)       ($)(1)   Compensation($)   Award(s)($)(2)  Options(#)    (Compensation($)(3)
--------------------------------------------------------------------------------------------------------------------------------

WILLIAM G. LITTLE            2001     545,201      442,876        --             18,765            --               19,283
  Chairman and Chief         2000     534,473        -0-          --               -0-             --               18,408
  Executive Officer          1999     505,555      358,522        --             12,357            --               17,313

DONALD E. MOREL, JR.         2001     278,756      162,010        --              6,774            --                8,356
 President and Chief         2000     233,714        -0-          --               -0-             --                7,005
 Operating Officer           1999     219,324      104,632        --              4,216            --                6,573

STEVEN A. ELLERS             2001     265,013      121,502        --              5,044            --                7,944
Executive Vice               2000     241,557        -0-          --               -0-             --                7,240
  President                  1999     220,714      104,632        --              4,282            --                6,615

HERBERT L. HUGILL            2001     210,046       75,599        --              3,055            --                6,299
  President of the           2000     198,806        -0-          --               -0-             --                 -0-
  Americas,
  Pharmaceutical
  Systems
  Division

JOHN R. GAILEY III           2001     200,212       72,005        --              2,883            --                4,000
  Vice President,            2000     197,440        -0-          --               -0-             --                5,917
  General Counsel and        1999     189,785       71,426        --              2,811            --                5,687
  Secretary





-------------

(1) The Bonus columns include the value of any bonus (unrestricted) shares awarded under the Company's Management Incentive Bonus Plan, but not the value of any incentive (restricted) shares. Incentive share awards are reflected in the Restricted Stock Award(s) column. Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Restricted stock awards are made in the fiscal year following the fiscal year in which they are earned. Restricted stock awards vest four years from the grant date. Values are determined by multiplying the number of shares awarded by the average of the high and low prices of the Company's common stock on the grant date, which was $28.83 for awards made in 2002 and $26.06 for awards made in 2000. Dividends are paid on restricted stock and reinvested in additional shares of common stock. The following table contains information on the restricted stock held by the named executives at December 31, 2001. Values are determined by multiplying the number of shares by $26.60, the December 31, 2001 closing price of the common stock.

                         Number of      Current Market Value
                         Restricted     of Restricted Shares
      Name              Shares Held             Held
--------------------------------------------------------------


William G. Little         1,254               $33,356
Donald E. Morel, Jr.        366                 9,736
Herbert L. Hugill           -0-                     -
Steven A. Ellers            399                10,613
John R. Gailey III          288                 7,661


(3) Represents Company contributions under the Company's Savings Plan and Officer Deferred Compensation Plan. With respect to Mr. Little, includes term life insurance premiums paid by the Company of $2,933 in 2001, $2,380 in 2000 and $2,153 in 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND 2001 YEAR-END OPTION VALUES

     The following table shows how many stock options were exercised by each of the named executive officers in 2001 and the number and value of their unexercised options as of December 31, 2001.


-----------------------------------------------------------------------------------------------------------
                       Shares                            Number of Shares          Value of Unexercised
                      Acquired                      Underlying Unexercised             In-the-Money
                         On            Value            Options Held at                 Options at
     Name            Exercise(#)   Realized($)(1)      Fiscal Year-End(#)        Fiscal Year-End($)(1)(2)
------------------------------------------------------------------------------------------------------------
                                                  Exercisable   Unexercisable   Exercisable    Unexercisable
                                                  -----------   -------------  ------------    -------------

William G. Little       -0-            -0-          285,000        260,000        86,442          18,767
Donald E. Morel, Jr.    -0-            -0-           50,061        139,000        51,183           5,687
Steven A. Ellers       6,000         16,695          58,000         92,000        27,297           6,824
Herbert L. Hugill       -0-            -0-           13,000         44,000        13,649           3,412
John R. Gailey III       844          2,838          32,000         32,000        10,919           2,730



---------------
(1) Market value on exercise date of shares covered by options exercised, less option exercise price.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of this heading represent the number of exercisable and unexercisable options, respectively, multiplied by the difference between the closing price of the Company's common stock on December 31, 2001 ($26.60) and the exercise price of the options.


PENSION PLAN TABLE

     The following table shows estimated annual retirement benefits payable to participants in the Company's Salaried Employees' Retirement Plan (the "Retirement Plan") whose employment terminates at normal retirement (age 65). The normal retirement benefit equals 1.9% of the average of a participant's five highest consecutive calendar years of compensation out of the participant's last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of such average multiplied by his or her years of service in excess of 25 but not more than 35 years.

     In general, compensation covered by the Retirement Plan are base salary, overtime, bonuses (paid in cash or stock) and other cash remuneration, plus a participant's contributions to the Company's Savings Plan and amounts contributed to the Company's Non-Qualified Deferred Compensation Plan for Designated Executive Officers. The figures shown include benefits payable under the Retirement Plan and the Company's related supplemental plan for certain individuals. The figures are stated before reduction for Social Security payments.

     Although age 65 is the normal retirement age, participants with 10 years of service may retire upon reaching age 55. The benefit in such cases will be reduced by 1/4 of 1% for each month for ages 60-64 and 1/3 of 1% for each month from ages 55-59. As of December 31, 2001, the credited full years of service for the named executive officers were as follows: Mr. Little -- 26 years; Dr. Morel -- 9 years; Mr. Hugill -- 1 year; Mr. Ellers -- 18 years; and Mr. Gailey -- 11 years. Benefits are computed as straight-line annuity amounts.

PENSION PLAN TABLE

                        Estimated Annual Retirement Benefits
                         Years of Pension Plan Participation
                  --------------------------------------------------
    Five-Year
 Average Annual      15        20        25         30        35
    Earnings
--------------------------------------------------------------------


 $200,000         $ 57,000  $ 76,000  $ 95,000   $100,000   $105,000
  250,000           71,250    95,000   118,750    125,000    131,250
  300,000           85,500   114,000   142,500    150,000    157,500
  400,000          114,000   152,000   190,000    200,000    210,000
  500,000          142,000   190,000   237,500    250,000    262,500
  600,000          171,000   228,000   285,000    300,000    315,000
  650,000          185,250   247,000   308,750    325,000    341,250
  700,000          199,500   266,000   332,500    350,000    367,500
  750,000          213,750   285,000   336,250    375,000    393,750
  800,000          228,000   304,000   380,000    400,000    420,000
  850,000          242,250   323,000   403,750    425,000    446,250
  900,000          256,500   342,000   427,500    450,000    472,500
  950,000          270,750   361,000   451,250    475,000    498,750


                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The overriding philosophy governing the Company's senior executive compensation program is to align shareholder and management interests. This goal is accomplished by rewarding management for adding value to the business and achieving results that reflect constantly improving performance.

     The components of compensation are base salary, annual incentive bonus and long-term incentive compensation in the form of stock options. Consistent with the Company's policy of attracting and retaining the highest caliber executives, base salaries are targeted to the median of comparable positions, while total compensation opportunity (i.e., base salary, bonus and stock options) is designed to provide superior reward opportunities for superior results. Long-term incentive programs are designed to provide management with the opportunity to create wealth by participating in the consistent improvement of shareholder value.

     A significant portion of incentive compensation is "at risk." Each of the executive officers named in the Summary Compensation Table participates in the Company's Management Incentive Bonus Plan. Annual bonuses are paid based on the Committee's evaluation of how well management achieves financial and strategic objectives. No bonuses are paid if the Committee believes the Company's financial performance for the year was unsatisfactory. In addition, the value of stock options is directly correlated to the difference between the market value of common stock and the exercise price.

     Each year, the Committee receives a report from its consultant, which compares each component of the Company's executive compensation with compensation data reported by industry peer companies, published survey and proprietary sources compiled by an independent compensation consultant. In making compensation decisions, the Committee relies heavily on such information and the consultant's recommendations.

     To further align management and shareholder interests, the Committee has developed share-ownership goals for senior management. These goals call for executive officers to own common stock with a market value equal to specified multiples of the executive's base salary, ranging from 200% of base salary for senior executives to 500% of base salary for the CEO. The Committee would like to see executives reach their goal within five to seven years of attaining their position and annually reviews each executive's progress.

2001 EXECUTIVE COMPENSATION

     In October 2000, the Committee's consultant provided a comparative analysis of the Company's executive compensation, using published compensation survey sources and recent proxy statements for an industry peer group. The report indicated that, in the aggregate, base salaries were at or near the median level when compared to survey data, but below market when compared to proxy data from the industry peer group. The report also indicated that executive long-term incentive compensation was below the median for comparable positions within the industry.

     The Committee did not award bonuses or merit salary increases to executives in 2001, including the executive officers named in the Summary Compensation Table. This decision was based on the disappointing financial results in 2000.

     However, the Committee did award stock options to each of the named executive officers last year. This decision was based on the Committee's desire to provide additional incentive to increase shareholder value and to bring long-term incentive opportunities closer to median levels. The number of options was based on recommendations of the CEO and past practice within the Company. Each of the options vests 12 months after the grant date and expires on the fifth anniversary of the grant date, but may expire sooner in the event of employment termination due to retirement, death, disability or other reason. In addition, each of the option agreements contain forfeiture provisions, which will cause any unexercised option to expire immediately if the executive engages in conduct detrimental to the Company, such as competitive activities. Mr. Little was granted an option to purchase 75,000 shares. His 2001 base salary was $545,002, unchanged from 2000.

     In March 2002, the Committee agreed to award a bonus for Mr. Little and each of the other named executive officers for 2001. The bonus amounts ranged from 36% to 81% (in the case of Mr. Little) of the executives' base salary. To encourage share ownership, one-fourth of each executive's after-tax bonus amount was paid in shares of common stock determined by reference to the market value of the stock on the date of grant. These shares are referred to as "bonus shares." Each executive also received a number of additional, restricted shares equal to 25% of the number of bonus shares received. The restricted shares would be forfeited if the bonus shares are sold or otherwise transferred within four years of the date of grant.

     The Committee's decision to award the bonuses was based on its satisfaction with the Company's financial performance during the year, particularly as it compared to 2000. The Committee did not assign more weight to any single achievement or group of achievements. The achievements included the following:

     o Growth in sales across all business segments

     o Significant improvement in operating earnings and income within operating units

     o Substantial profit swing and reversal of loss trend within the Contract Services segment

     o Five-fold increase in Drug Delivery revenues versus prior year

     o Successful divestiture of the Company's contract manufacturing and packaging business

     Mr. Little's bonus for 2001 was $442,876, of which $75,012 was paid in the form of 2,602 "bonus" shares of the Company's common stock. Mr. Little also received 421 "incentive" shares of stock, which are subject to forfeiture as described above.

DEDUCTIBLE COMPENSATION UNDER THE TAX LAWS

     Under section 162(m) of the Internal Revenue Code, a publicly held corporation such as the Company is denied a federal tax deduction for compensation in excess of $1,000,000, which is paid to its chief executive officer and its four most-highly compensated executive officers other than the CEO. "Qualified performance-based compensation" and certain other compensation are not subject to the deduction limitation. The Board of Directors has taken action to ensure that awards of stock options, bonus and incentive shares under the Company's incentive plans will be treated as qualified performance-based compensation and, therefore, remain tax deductible by the Company. While there is no firm policy on whether to permit executive compensation to exceed the $1,000,000 limit, the Committee periodically monitors the compensation of Company executives and believes that no tax deductions for executive compensation will be lost in the near future.

                              Anthony Welters, Chairman
                              William H. Longfield
                              John P. Neafsey




                             AUDIT COMMITTEE REPORT


     The Company's management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and applicable laws and regulations. The Company's independent accountants PricewaterhouseCoopers LLP are responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and for expressing an opinion based on their audit as to the conformity of the those financial statements with generally accepted accounting principles. The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of these processes.

     In performing its oversight function, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures and letter, which were received by the Committee from the independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended.

     The Committee members are not employees of the Company and do not serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements.

     Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee, certain of which are referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and filed with the Securities and Exchange Commission.

                                      Geoffrey F. Worden, Chairman
                                      Tenley E. Albright
                                      John W. Conway
                                      George W. Ebright

                                   AUDIT FEES

     Fees for the fiscal year 2001 audit and the review of Forms 10-Q were $586,095.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

     Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were $235,510, principally for tax compliance and planning services.

     The Audit Committee has considered whether the non-audit fees paid to PricewaterhouseCoopers LLP are compatible with maintaining their independence as accountants.


                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the cumulative total return to holders of the Company's common stock with the cumulative total return of the Standard & Poor's 400 Industrials Limited Index (the "Industrial Mid-Cap") and of a Company-selected peer group for the five years ended December 31, 2001. Cumulative total-return-to-shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus the per-share price change for the period by the share price at the beginning of the period. The Company's cumulative shareholder return is based on an investment of $100 on December 31, 1996 and is compared to the cumulative total return of the Industrial Mid-Cap and peer group over the period with a like amount invested.

     The peer-group companies were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, type of customer and customer relationship. The peer group is composed of Applera Corp. Applied Biosystems (formerly PE Corp. Biosystems), Amphenol Corporation, Andrew Corporation, Applied Magnetics Corporation, Augat Inc., Beckman Instruments, Inc., C. R. Bard, Inc., CTS Corp., Millipore Corporation, Pall Corporation, Sealed Air Corporation and Thomas & Betts Corporation.

                                 [GRAPH OMITTED]

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Under the Company's Bylaws any shareholder who desires to present a proposal for consideration at the 2003 annual meeting must deliver timely written notice to the Company's Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341. In lieu of delivering to the Secretary, the notice may be mailed to the Secretary by certified mail, return receipt request, at the same address. To be timely, the notice must be received not later than January 30, 2003. The notice must contain or be accompanied by the following as to each matter the shareholder proposes to bring before the annual meeting:

     o A brief description of the business to be brought before the annual meeting and the reasons for conducting the business at the meeting;

     o The name and record address of the shareholder proposing the business as they appear on the Company's books;

     o The number and class of shares of the Company that are beneficially owned by the shareholder; and

     o    Any material interest of the shareholder in the business.


     You may obtain a copy of the Bylaw provisions relating to the requirements for making shareholder proposals by contacting the Company's Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341.4

                                 OTHER MATTERS

     We are not aware of any matters to be presented at the meeting other than those set forth in the notice. On any other matter that properly comes before the meeting, the proxy holders will vote as we recommend or, if we make no recommendation, in their own discretion

                                    APPENDIX


                                 [LOGO OMITTED]


                       WEST PHARMACEUTICAL SERVICES, INC.


                           1998 KEY EMPLOYEE INCENTIVE

                                COMPENSATION PLAN



--------------------------------------------------------------------------------
                                  PLAN DOCUMENT
--------------------------------------------------------------------------------


    (ADOPTED MARCH 10, 1998, REFLECTING AMENDMENT EFFECTIVE OCTOBER 30, 2001)

                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN

                   (AS AMENDED EFFRECTIVE ON OCTOBER 30, 2001)


                                    SECTION 1
                                    ---------

                                     GENERAL
                                     -------

     1.1 Purpose. The Plan has been established by the Company (i) to attract
         -------
and retain persons eligible to participate in the Plan; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; and (iii) link participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock, and thereby promote the continued growth and financial success of the Company.

     1.2 Participation. Subject to the terms and conditions of the Plan, the
         -------------
Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more awards under the Plan, and thereby become "Participants" in the Plan. Persons eligible to participate shall be limited to those officers and key employees of the Company who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly affect the growth and financial success of the Company. Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

     1.3 Operation, Administration and Definitions. The operation and
         -----------------------------------------
administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7).

                                    SECTION 2
                                    ---------

                                OPTIONS AND SARS
                                ----------------

     2.1 Definitions.
         -----------

          a) The grant of an "Option" entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422A of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422A of the Code.

          b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2 Exercise Price. The "Exercise Price" of each Option and SAR granted
         --------------
under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock as of the Pricing Date. As used in this subparagraph the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event.

     2.3 Exercise. An Option and an SAR shall be exercisable in accordance with
         --------
such terms and conditions and during such periods as may be established by the Committee. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise or vesting periods of, and the expiration of the applicable restriction period with respect to, any Option or SAR, under such circumstances, including a change in control of the Company, and upon such terms and conditions as it deems appropriate.

     2.4 Expiration Date. The "Expiration Date" of an Option means the date
         ---------------
established as such by the Committee at the time of the grant and, subject to the restrictions imposed by Section 6, as may be modified by the Committee following the time of grant; provided, however, that the Expiration Date shall not be later than the earliest to occur of the following events:

          a) the ten-year anniversary of the date on which the Option is granted;

          b) in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the five-year anniversary of such grant date;

          c) if the Participant ceases to be employed by the Company or any Subsidiary by reason of death or disability, the one-year anniversary of the Termination Date; or

          d) if the Participant ceases to be employed by the Company or any Subsidiary by reasons other than Retirement, death or disability, the 90-day anniversary of the Date of Termination.

The existence of Retirement and the existence of and the date of disability shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, the

Committee may, in its discretion, extend or shorten the time periods specified in paragraphs c) and/or d) as they apply to a specific outstanding Option.

     2.5 Payment of Option Exercise Price. The payment of the Exercise Price of
         --------------------------------
an Option granted under this Section 2 shall be subject to the following:

          a) Subject to the following provisions of this subsection 2.5, the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5 (c), payment may be made as soon as practical after the exercise).

          b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the date of exercise), or in any combination thereof, as determined by the Committee. Such determination may include a restriction on the use of any shares of Common Stock unless they have been held by the Participant for at least six months before delivery, and have not been used for another exercise during such period.

          c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.6 Settlement of Award. Distribution following exercise of an Option or
         -------------------
SAR, and shares of Common Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Common Stock (valued at their Fair Market Value at the time of exercise), or in any combination thereof, as determined by the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.


                                    SECTION 3
                                    ---------

                               OTHER STOCK AWARDS
                               ------------------

     3.1 Definition. A Stock Award is a grant of shares of Common Stock or of a
         ----------
right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

     3.2 Restrictions on Stock Awards. Each Stock Award shall be subject to such
         ------------
conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. At any time prior to the payment of the Stock Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events.



                                    SECTION 4
                                    ---------

                          OPERATION AND ADMINISTRATION
                          ----------------------------

     4.1 Effective Date. Subject to the approval of the shareholders of the
         --------------
Company at the Company's 1998 annual meeting of shareholders, the Plan shall be effective as of March 10, 1998 (the "Effective Date"); provided, however, that any Awards made under the Plan prior to its approval by shareholders shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, no Award may be made under the Plan more than ten years from the Effective Date.

     4.2 Shares Subject to the Plan.
         --------------------------

       a)

          i) Subject to the following provisions of this subsection 4.2, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall not exceed 1,500,000 shares of Common Stock. Such shares may be authorized and unissued shares or treasury shares.

          ii) Any shares of Common Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          iii) If the Exercise Price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

          iv) Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

       b) Subject to paragraph 4.2 (c), the following additional maximums are imposed under the Plan.

          i) The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,500,000 shares.

          ii) The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 200,000 shares during any calendar year.

          iii) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $300,000 for any single or combined performance goals established for any performance period. If an Award granted under
               Section 3 is, at the time of grant, denominated in shares, the value of the shares of Common Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Common Stock on the date of award.

       c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend or distribution, stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustments of: (i) the number and kind of shares that may be delivered under the Plan;
          (ii) the number and kind of shares subject to outstanding Awards; and
          (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

     4.3 Limits on Distribution. Distribution of shares of Common Stock or other
         ----------------------
amounts under the Plan shall be subject to the following:

       a) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common

          Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with the Plan or the granting of such Award or the issue or purchase of shares of Common Stock thereunder, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

       b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4 Tax Withholding. Whenever the Company proposes or is required to issue
         ---------------
or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

     4.5 Dividends. An Award may provide the Participant with the right to
         ---------
receive dividends with respect to Common Stock, which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

     4.6 Payments. Awards may be settled through cash payments, the delivery of
         --------
shares of Common Stock, or combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

     4.7 Transferability. No Awards may be transferred by the Participant
         ---------------
otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the Option may be exercised only by him or her; provided, however, that the Committee, in its discretion, may allow for transferability of Non-Qualified Options by the Participant to "Immediate Family Members."

     "Immediate Family Members" means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any Option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

     4.8 Form and Time of Elections. Unless otherwise specified herein, each
         --------------------------
election required or permitted to be made by a Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Secretary of the Company or other person designated by the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.9 Agreement with the Company. At the time of an Award to a Participant,
         --------------------------
the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     4.10 Limitation of Implied Rights.
          ----------------------------

       a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

       b) Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant.

     4.11 Stock Forfeiture Provision. Notwithstanding any other provision of
          --------------------------
this Plan to the contrary, the Committee may provide for the forfeiture of Awards under the Plan and the benefits derived therefrom, in the event a Participant engages in conduct deemed to be harmful to, or not in the best interests of, the Company. Such forfeiture may include, without limitation, the cancellation of unexercised Options and the forfeiture of gain realized from the exercise thereof. Such provisions shall be included in the Option agreements approved from time to time by the Committee. The Committee, or its duly appointed agent, may waive any or all of the restrictions authorized under this subsection whenever it (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

                                    SECTION 5
                                    ---------

                                    COMMITTEE
                                    ---------

     5.1 Administration. The authority to control and manage the operation and
         --------------
administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

     5.2 Selection of Committee. The Committee shall be selected by the Board,
         ----------------------
and shall consist of two or more members of the Board. The Committee shall be composed solely of directors who: (i) meet the requirements necessary to be considered "non-employee directors" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934. In addition, no member of the Committee shall participate in any compensation decision under the Plan who is not, at the time of the decision, an "outside director" as that term is defined under Code section 162(m).

     5.3 Powers of Committee. The authority to manage and control the operation
         -------------------
and administration of the Plan shall be vested in the Committee, subject to the following:

       a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

       b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

       c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     5.4 Delegation by Committee. Except to the extent prohibited by applicable
         -----------------------
law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

                                    SECTION 6
                                    ---------

                            AMENDMENT AND TERMINATION
                            -------------------------

     The Board may amend or terminate the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Paragraph 4.2(c) hereof) or change the class of Eligible Employees. The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect a Participant's rights under an Award previously granted.



                                    SECTION 7
                                    ---------

                                  DEFINED TERMS
                                  -------------

     For purposes of the Plan, the following terms shall have the meanings set forth below:

     a)   "Award" means any award or benefit granted to any Participant under
           -----
          the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

     b)   "Board" means the Board of Directors of the Company.
           -----
     c)   "Code" means the Internal Revenue Code of 1986, as amended. A
           ----
          reference to any provision of the Code shall include reference to any successor provision of the Code.

     d)   "Common Stock" means shares of the Company's common stock, $.25 par
           ------------
          value per share.

     e)   "Date of Termination" means the date on which a Participant ceases to
           -------------------
          be employed by the Company or any Subsidiary. In the event of employment termination due to Retirement, the Date of Termination shall be: (i) with respect to a Pension Optionee, the date on which such an optionee is immediately eligible to collect pension benefits under any Pension Plan; and (ii) with respect to a Non-Pension Optionee, a date determined by the Committee.

     f)   "Eligible Employee" means any employee of the Company or a Subsidiary
           -----------------
          providing key services to the Company or a Subsidiary.

     g)   "Fair Market Value" of Common Stock on any given date shall be
           -----------------
          determined according to the following rules:

          i) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

          ii) If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

          iii) If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

     h)   "Pension Plan" means an individual pension scheme or pension plan
           ------------
          sponsored by the Company or a Subsidiary.

     i)   "Pension Optionee" means an optionee under the Plan who is an active
           ----------------
          participant in any Pension Plan and a "Non-Pension Optionee" means an
                                                 --------------------
          optionee under the Plan who is not an active participant in any Pension Plan.

     j)   "Subsidiary" means any "subsidiary corporation" (as that term is
           ----------
          defined in Code section 424(f)) with respect to the Company.

     k)   "Retirement" means: (i) with respect to a Pension Optionee,
           ----------
          termination of employment with the Company or a Subsidiary under the provisions of any Pension Plan; and (ii) with respect to a Non-Pension Optionee, termination of employment with the Company or a Subsidiary under the procedures established by the Committee.

                   [WEST PHARMACEUTICAL SERVICES LOGO OMITTED]
PROXY

                       WEST PHARMACEUTICAL SERVICES, INC.
                 101 GORDON DRIVE, LIONVILLE, PENNSYLVANIA 19341
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John R. Gailey III and Linda R. Altemus as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 21, 2002, at the Annual Meeting of Shareholders to be held on April 30, 2002 or any postponement or adjournment thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                         (TO BE SIGNED ON REVERSE SIDE)


 ---
| X |         PLEASE MARK YOUR
 ---          VOTES AS IN THIS
              EXAMPLE.

                 FOR                WITHHOLD AUTHORITY                                                    FOR    AGAINST   ABSTAIN
               --------             --------                                                            -------- --------- -------
1. Election of |      | all the     |      | to vote for        2. Approval of an amendment to the      |      | |       | |     |
   3 Class III |      | nominees    |      | the nominees          1998 Key Employee Incentive          |      | |       | |     |
   Directors   |      | listed      |      | listed below          Compensation Plan.                   |      | |       | |     |
               |      | below       |      |                                                            |      | |       | |     |
               --------             --------                                                            -------- --------- -------

           (except as marked to the contrary)

                                                                3. Ratification of the appointment        FOR    AGAINST   ABSTAIN
INSTRUCTION: To withhold authority to vote for any                 of PricewaterhouseCoopers LLP as     -------- --------- -------
individual nominee, strike a line through the nominee's            independent accountants of the       |      | |       | |     |
name in the list below.)                                           corporation for the fiscal year      |      | |       | |     |
                                                                   ending December 31, 2002.            |      | |       | |     |
Tenley E. Albright, John W. Conway, Donald E. Morel, Jr.                                                |      | |       | |     |
                                                                                                        -------- --------- -------

                                                                4. In their discretion, the Proxies
                                                                   are authorized to vote upon such other
                                                                   matters as may properly come before the
                                                                   meeting.


                                                                          This Proxy when properly executed will be voted in the
                                                                          manner directed herein by the undersigned shareholder.
                                                                          If no direction is made, this Proxy will be voted
                                                                          FOR Proposals 1, 2 and 3.



SIGNATURE(S)________________________________________ DATE ______________

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.